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                                                                    EXHIBIT 23.3

[LETTERHEAD OF FERGUSON & COMPANY APPEARS HERE]



                                AUGUST 10, 1998

BOARD OF DIRECTORS
NORTHFIELD FEDERAL SAVINGS
8005 HARFORD ROAD
BALTIMORE, MARYLAND 21234

DIRECTORS:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Northfield Federal Savings, Baltimore, Maryland, and any amendments thereto, and in the Form SB-2 Registration Statement of Northfield Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Northfield Bancorp, Inc.

                                             /s/ Robin L. Fussell

                                             Robin L. Fussell
                                             Principal